EXHIBIT I
JOINT FILING AGREEMENT
          We, the signatories of the Statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.
Dated: February 11, 2008

BROOKFIELD ASSET MANAGEMENT INC.
By:	/s/ Alan V. Dean
	Name:	Alan V. Dean
	Title:	Senior Vice President and Secretary

PARTNERS LIMITED
By:	/s/ Loretta M. Corso
	Name:	Loretta M. Corso
	Title:	Secretary

BAM INVESTMENTS CORP.
By:	/s/ Brian D. Lawson
	Name:	Brian D. Lawson
	Title:	President

BROOKFIELD FINANCIAL CORP.
By:	/s/ Mark Murski
	Name:	Mark Murski
	Title:	Director